SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CARDIMA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(4)	Date Filed:

CARDIMA, INC.

47266 Benicia Street

Fremont, California 94538

Notice of Annual Meeting of Stockholders

To Be Held May 20, 2004

To the Stockholders of Cardima, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Cardima, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 20, 2004, at 11:00 a.m. local time at the Company’s executive offices located at 47266 Benicia Street, Fremont, California 94538, for the following purposes:

1.  To elect a Board of Directors of five members to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.  To consider and vote upon a proposal to amend and restate our 2003 Stock Option Plan;

3.  To consider and vote upon a proposal to amend our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 125,000,000 to 150,000,000 and to increase the number of total authorized shares from 130,000,000 to 155,000,000;

4.  To ratify the selection of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2004; and

5.  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Our Board of Directors has fixed the close of business on March 31, 2004 as the record date for determining the stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ Barry D. Michaels

Barry D. Michaels

Interim Chief Financial Officer and Secretary

Fremont, California

April     , 2004

ALL OF OUR STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

CARDIMA, INC.

47266 Benicia Street

Fremont, California 94538

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 20, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors”) of Cardima, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, May 20, 2004, at 11:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s executive offices located at 47266 Benicia Street, Fremont, California 94538. The Company intends to mail this Proxy Statement, the enclosed proxy card and the Company’s Annual Report to Stockholders for the year ended December 31, 2003, on or about April     , 2004, to all stockholders entitled to notice of and to vote at the Annual Meeting.

Solicitation

The solicitation of proxies will be conducted by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of our Common Stock. We may conduct further solicitation personally, telephonically, by facsimile or via electronic mail through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of $20,000.

Record Date; Voting Securities

The close of business on March 31, 2004 has been fixed as the record date (the “Record Date”) for determining the holders of shares of our Common Stock entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, we had approximately 84,618,254 shares of Common Stock outstanding.

Voting Rights

Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters to be voted upon at the Annual Meeting. Shares of Common Stock may not be voted cumulatively.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspectors of Elections (the “Inspectors”) with the assistance of our transfer agent. The Inspectors also will determine whether or not a quorum is present. Under our Bylaws, the holders of fifty percent (50%) of the voting power of the outstanding shares of capital stock entitled to vote at an annual meeting shall constitute a quorum. Stockholders holding shares of capital stock who are present in person or represented by proxy (including stockholders who abstain from voting their shares or who do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. Proposal 3, to approve an amendment to our Certificate of Incorporation to increase the authorized number of shares of Common Stock, requires the affirmative vote of a majority of the outstanding shares to be approved. All other proposals submitted to the stockholders will require the affirmative vote, at a duly held meeting at which a quorum is present, of a majority of shares of capital stock having voting power present in person or represented by proxy and entitled to vote on the subject matter. Stockholders who abstain from voting as to a particular matter will not be counted as votes in favor of the matter and abstentions will have the effect of a vote AGAINST any matter submitted to the stockholders. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those non-voted shares will be counted for quorum purposes, but are not deemed to be present or represented for determining whether stockholder approval of a proposal has been obtained. Broker non-votes will have the same effect as a vote AGAINST Proposal 3.

Any proxy that is returned unmarked as to a particular item will be voted FOR Proposals 1, 2, 3 and 4 and as the proxy holders deem advisable on other matters that may properly come before the meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us (Attention: Gabriel B. Vegh or Barry D. Michaels, Inspectors of Election) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees for Director

At the Annual Meeting, the stockholders will elect a Board of Directors consisting of five (5) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with our Bylaws. The Board of Directors has no reason to believe that any of the nominees named below will be unable or unwilling to serve as a director if elected.

Assuming a quorum is present, the five nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as our directors for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the five nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

The names of the nominees, their ages as of the Record Date and certain other information about them are set forth below:

Name of Nominee*	Age	Principal Occupation	Director Since
Gabriel B. Vegh	64	Chief Executive Officer and Chairman of our Board of Directors	1992
Jesse D. Erickson	72	Retired Executive of Kaiser Aluminum and Retired Director and Chairman of the Investment Committee of S.H. Cowell Foundation	2001
Rodolfo C. Quijano, Ph. D., M.D.	68	Chief Technical Officer of 3F Therapeutics, Inc.	1999
Phillip C. Radlick, Ph.D.	66	Independent Consultant	1994
Lawrence J. Siskind	51	Partner, Harvey Siskind Jacobs, LLP	2001

*	There are no family relationships among any of the directors or executive officers of the Company. There have been no changes on the Board of Directors since our 2003 Annual Meeting of Stockholders.

Mr. Gabriel B. Vegh, our founder, has been our Chief Executive Officer since June 2000 and Chairman of our Board of Directors since May 2001. Mr. Vegh has been one of our Directors since November 1992, and served as our President from June 2000 to May 2001. He was our Executive Vice President from January 1995 until June 2000, and our Chief Operating Officer from November 1994 through January 1995. Mr. Vegh was our President from May 1993 through November 1994, and our Chief Financial Officer from May 1993 through July 1996. Prior to joining us, from August 1985 until May 1993, Mr. Vegh was the Vice President, Operations of Target Therapeutics, Inc., which is now a division of Boston Scientific Corporation. From February 1983 until August 1985, Mr. Vegh was General Manager, Pilot Operations of Advanced Cardiovascular Systems, Inc., which is now a division of Guidant Corporation. Mr. Vegh received a B.S. in Mechanical Engineering from the New Jersey Institute of Technology.

Mr. Jesse D. Erickson has been one of our directors since May 2001. Mr. Erickson was the President of the S.H. Cowell Foundation, a private charitable foundation in San Francisco, from 1991 to 1998. He then served as director and chairman of the investment committee of the S.H. Cowell Foundation until 2001 when he retired. Mr. Erickson worked for Kaiser Aluminum & Chemical Corporation for 32 years, holding various executive positions including President of Kaiser Aluminum International, Chief Administrative Officer and Sheet and Plate Division Manager. He retired from Kaiser in 1989 as a Senior Vice President. Mr. Erickson received a B.S. in Business and Chemical Engineering from the Massachusetts Institute of Technology.

Dr. Rodolfo C. Quijano has been one of our directors since November 1999. Dr. Quijano is a founder of VenPro, Inc. and served as its Chief Technical Officer from 1997 to 2003, and has been Chief Technical Officer of 3F Therapeutics, Inc. since 1998. Dr. Quijano serves on the Board of Directors of Orqis, Inc. (formerly ForeFlow, Inc.), of which he is also the founder. Prior to Dr. Quijano’s current positions, he was the General Manager of Hepatix, AG, from 1993 to 1994 and from 1987 to 1993 was the Vice President of Research and Development, Regulatory Affairs and Clinical Research for the Edwards Cardiovascular Surgery Division of Baxter Healthcare. Dr. Quijano received a B.S. in Chemistry from the University of Alabama and a Ph.D. from the University of Central America.

Dr. Phillip C. Radlick has been one of our directors since November 1994. Dr. Radlick is currently and independent consultant in the healthcare industry. Dr. Radlick served as President and Chief Executive Officer of Lipid Sciences, Inc., a publicly held biotechnology company, from June 2000 until October 2002. Dr. Radlick was our President and Chief Executive Officer from November 1994 to June 2000. Prior to joining us, from November 1992 until October 1994, Dr. Radlick was the President and Chief Executive Officer of Hepatix, Inc., a start-up medical device company. From November 1986 until November 1992, Dr. Radlick was the President of Edward’s Cardiovascular Surgery Division, a division of Baxter Healthcare responsible for the development, manufacture and sale of cardiovascular products. Dr. Radlick received a B.S. in Chemistry and a Ph.D. in Organic Chemistry from the University of California, Los Angeles.

Mr. Lawrence J. Siskind has been one of our directors since December 2001. Mr. Siskind is currently a partner of Harvey Siskind Jacobs, LLP, a law firm in San Francisco, California where he specializes in litigation, registration and transactional advice regarding domestic and international copyrights, trademarks, trade secrets and unfair competition. Mr. Siskind was appointed by President Reagan in 1987 to serve as the nation’s first Special Counsel for Immigration Related Unfair Employment Practices, returning to private practice in 1989. In 1996, former California Governor Pete Wilson appointed Mr. Siskind to serve as a charter member of the State Commission on Academic Content and Performance Standards. In 1998, former Governor Wilson appointed Mr. Siskind to his Advisory Council on Electronic Commerce. Mr. Siskind received a B.A. from Harvard University and a J.D. from Harvard Law School.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF ALL NOMINEES NAMED ABOVE.

Director Independence

Our Board of Directors has determined that Mr. Jesse D. Erickson, Dr. Rodolfo C. Quijano, Dr. Phillip Radlick and Mr. Lawrence J. Siskind are “independent directors” within the meaning of Rule 4200 of the National Association of Securities Dealers, Inc. (the “NASD”). The Board of Directors has determined that all of its members, except Mr. Vegh, are “independent” as such term is defined by the NASD.

Meetings of the Board of Directors

During the fiscal year ended December 31, 2003, the Board of Directors held four meetings and acted six times by unanimous written consent.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee of the Board of Directors (1) selects the independent auditors to be retained to audit our financial statements and (2) monitors the effectiveness of the audit effort, our financial and accounting organization and our system of internal accounting controls. Our Board of Directors has adopted a written charter for the Audit Committee, a copy which is set forth as Exhibit A hereto. The Audit Committee met four times in 2003. During the fiscal year ended December 31, 2003, the Audit Committee consisted of three directors: Mr. Jesse D. Erickson (Chairperson), Dr. Rodolfo C. Quijano and Mr. Lawrence J. Siskind, all of whom meet the independence requirements for audit committee membership under Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 4200 of the NASD.

Our Board of Directors has determined that the Audit Committee does not have an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (the “SEC”). We are searching for an audit committee financial expert. However, a member of the Audit Committee, Mr. Jesse D. Erickson, qualifies as “financially sophisticated” under NASD standards, which standards are different from the SEC rules. Under the NASD standards, to be considered “financially sophisticated,” an individual must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the individual’s financial sophistication, including being a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Mr. Erickson has the necessary experience to qualify him as “financially sophisticated” under the NASD listing standards. The Board of Directors believes that the presence of Mr. Erickson on the Audit Committee and his qualification as “financially sophisticated” under the NASD standards is adequate to permit the Audit Committee to fulfill its duties as set forth in its charter. Furthermore, the Audit Committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

Compensation Committee

The Compensation Committee of the Board of Directors (1) administers and makes recommendations concerning our policies on salaries and incentive compensation, stock option awards to employees and consultants and otherwise determines compensation levels and (2) performs such other functions regarding compensation as the Board of Directors may delegate. During the fiscal year ended December 31, 2003, the Compensation Committee consisted of two non-employee directors: Dr. Phillip C. Radlick and Mr. Jesse D. Erickson, both of whom are “independent directors” within the meaning of Rule 4200 of the NASD. The Compensation Committee met two times during 2003.

Nominating Committee

The Nominating Committee (1) establishes criteria for membership in the Board of Directors and assists the Board of Directors in identifying individuals qualified to become members of the Board of Directors and (2) facilitates the annual review of the performance of the Board of Directors and its committees. Our Board of Directors recently adopted a written charter for the Nominating Committee of the Board of Directors, a copy of which is set forth as Exhibit B hereto. The Nominating Committee consisted of all of the members of our Board of Directors during the fiscal year ended December 31, 2003, and currently consists of two directors: Mr. Lawrence J. Siskind (Chairperson) and Dr. Phillip C. Radlick, both of whom are “independent directors” within the meaning of Rule 4200 of the NASD.

Stockholder Nominations

Our Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Stockholders. To date, we have not received any recommendations from stockholders requesting the considerations of a candidate for inclusion among the slate of nominees in our proxy statement. The Nominating Committee’s current policy is to consider stockholder recommendations of candidates for election to the Board of Directors which comply with applicable laws, listing standards and the stockholder nomination process set forth in our Bylaws. The qualifications and standards the Nominating Committee will apply in evaluating any recommendations for nomination, including stockholder recommendations, to the Board of Directors include, but are not limited to:

•	roles and contributions valuable to the business community,

•	personal qualities of leadership, character and judgment, and whether the candidate possesses a reputation in the community at large of integrity, trust, respect, competence and adherence to high ethical standards,

•	relevant knowledge and diversity of background and experience in areas such as business, manufacturing, technology, medicine, finance and accounting, marketing, international business and government,

•	whether the candidate has the time required for preparation, participation and attendance at meetings, and

•	requirements relating to composition of the Board of Directors under applicable law and listing standards.

The Nominating Committee’s goal is to assemble a Board of Directors comprised of individuals who have distinguished records of leadership and success and who will make substantial contributions to the Board of Directors. Stockholder recommendations requesting the consideration of a candidate for inclusion among the slate of nominees in our proxy statement must be delivered to, or mailed and received by our Secretary at our executive offices not less than 120 days prior to the proposed date of our annual meeting of stockholders. If less than 100 days notice of the date of the annual meeting of stockholders is given or made to stockholders, any stockholder recommendation must be received no later than the 7th day following the day on which such notice of the date of the annual meeting is mailed.

Attendance at Meetings

During the fiscal year ended December 31, 2003, all directors attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

It is our policy to encourage each of our directors to attend our annual meetings of stockholders. Mr. Gabriel B. Vegh, Dr. Phillip C. Radlick and Mr. Jesse D. Erickson, members of our Board of Directors, attended our 2003 Annual Meeting of Stockholders.

Communications with Directors

Written communications by stockholders with members of the Board of Directors may be mailed to our Secretary at our executive offices and will be forwarded to the intended recipient.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of any other entity. Dr. Phillip C. Radlick, a member of the Compensation Committee during the fiscal year ended December 31, 2003, was our President and Chief Executive Officer from November 1994 to June 2000. In December 1997, we entered into a note receivable agreement with Dr. Radlick, which was subsequently amended in August 2001. See “Certain Transactions” for information concerning Dr. Radlick’s note receivable agreement.

Compensation of Directors

Directors currently receive no cash fees for services provided in that capacity but are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board of Directors. Our 1997 Directors’ Stock Option Plan (the “Directors’ Plan”) provides that each person who becomes a non-employee director of the Company will be granted a non-statutory stock option to purchase 20,000 shares of Common Stock on the date on which such person first becomes our non-employee director. This initial grant is fully exercisable on the date of the grant. In addition, on the date of each annual meeting of our stockholders at which such director is re-elected, each such non-employee director shall be granted an additional option to purchase 2,000 shares of Common Stock if, on such date, he or she shall have served on the Board of Directors for at least three months during the current fiscal year, and such option will become exercisable in full on the date of grant. Each of the nominees for director will have served for more than three months at the time of the Annual Meeting, and so each will receive options to purchase 2,000 shares of the our Common Stock under the Directors’ Plan if they are re-elected to the Board of Directors at the Annual Meeting. As of the Record Date, options to purchase 114,000 shares remain available for grant under the Director’s Plan. Options to purchase 152,000 shares have been granted under the Director’s Plan, of which options to purchase 82,000 shares remain outstanding and exercisable, options to purchase 4,000 shares have been exercised and options to purchase 66,000 shares have been cancelled.

On March 5, 2003, we granted each of Mr. Jesse D. Erickson, Mr. Lawrence J. Siskind and Dr. Rodolfo C. Quijano options to purchase an additional 40,666 shares of our Common Stock. These grants have an exercise price of $1.03 per share, were made under our 1993 Stock Option Plan, and the options were fully vested on the date of grant. Our Board of Directors granted these options as a result of the increased demands and incremental time spent by the members of the Board of Directors due to recent changes in the federal securities laws.

Change in Control Arrangements

Our 1993 Stock Option Plan provides that options shall become fully vested and exercisable as to all shares granted under that plan in the event that a change in control of the Company occurs. Members of our Board of Directors and our officers currently holder options granted under our 1993 Stock Option Plan.

Code of Ethics

We have adopted a Code of Ethics that applies to all our directors, officers and employees. A copy of the Code of Ethics is accessible, free of charge at our Internet website, http://www.cardima.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of our Common Stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during our fiscal year ended December 31, 2003, all Reporting Persons complied with all applicable filing requirements.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2003 STOCK OPTION PLAN

At the Annual Meeting of Stockholders in June 2003, our stockholders approved the adoption of the Cardima, Inc. 2003 Stock Option Plan, under which 2,200,000 shares of Common Stock were reserved for issuance. On February 12, 2004, our Board of Directors amended and restated the plan (as amended and restated, the “Stock Plan”) to reserve an additional 2,000,000 shares of Common Stock for issuance under the plan, subject to approval by our stockholders at the Annual Meeting.

Summary of the Stock Plan

The following description of the Stock Plan is a summary only. It is subject to, and qualified in its entirety, by the full text of the Stock Plan. The full text of the Stock Plan is set forth as Exhibit C hereto, and is substantially in the form in which it will take effect if this Proposal 2 is approved by the stockholders.

General. The Stock Plan authorizes the Board of Directors, or one or more committees which the Board of Directors may appoint from among its members (the “Committee”), to grant to employees, consultants and non-employee directors options to purchase Common Stock. Options granted under the Stock Plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-statutory stock options, as determined by the Board of Directors or the Committee.

Purpose. The general purpose of the Stock Plan is to provide additional incentive to employees, consultants and non-employee directors to continue to render services to us and to promote the success of the our business.

Administration. The Stock Plan may be administered by the Board of Directors or a Committee (the “Plan Administrator”). Subject to the other provisions of the Stock Plan, the Plan Administrator has the authority to: (1) determine the fair market value of a share of Common Stock; (2) select the employees, consultants or non-employee directors to whom options may be granted under the Stock Plan; (3) determine the number of shares of Common Stock to be covered by each option granted under the Stock Plan; (4) approve forms of agreement for use under the Stock Plan; (5) determine the terms and conditions of the option, consistent with the terms of the Stock Plan, granted under the Stock Plan, including the exercise price, the time or times when options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or the shares of Common Stock relating thereto, based in each case on such factors as the Plan Administrator shall determine; (6) construe and interpret the terms of the Stock Plan and awards granted pursuant to the Stock Plan; (7) prescribe, amend and rescind rules and regulations relating to the Stock Plan; (8) modify or amend each option, including the discretionary authority to extend the post-termination exercisability period of options longer than is otherwise provided for in the Stock Plan; (9) allow optionees to satisfy withholding tax obligations by electing to have us withhold from the shares to be issued upon exercise of an option that number of shares having a fair market value equal to the amount required to be withheld; (10) authorize any person to execute on our behalf any instrument required to effect the grant of an option previously granted by the Plan Administrator; and (11) make all other determinations deemed necessary or advisable for administering the Stock Plan.

Eligibility and Shares Subject to the Stock Plan. Under the Stock Plan, 4,200,000 shares of Common Stock (which number includes the 2,000,000 share increase that stockholders are being asked to approve) have been reserved for issuance. As of March 31, 2004, options to purchase an aggregate of 1,968,535 shares of Common Stock had been granted under the Stock Plan, and of those, options to purchase an aggregate of 1,965,535 shares of Common Stock remain outstanding. The Stock Plan provides that options may be granted to our employees, consultants and non-employee directors. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the combined voting power of all classes of our outstanding stock (a “10% Stockholder”) is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant. As of March 31, 2004, approx 45 employees, 10 consultants and 4 non-employee directors were eligible to participate in the Stock Plan. The closing price of our Common Stock on the Nasdaq SmallCap Market on March 31, 2004 was $0.91.

The allocation of shares pursuant to the Stock Plan which stockholders are being asked to approve hereby has not been determined. Pursuant to the terms of the Stock Plan, the Committee charged with the administration of the Stock Plan will determine the number of options (and any other awards) to be allocated to employees, consultants and non-employee directors under the Stock Plan in the future, and such allocations may be made only in accordance with the provisions of the Stock Plan as described herein.

Terms and Conditions of Options. Each option granted under the Stock Plan is evidenced by a written stock option agreement we enter with the optionee and is subject to the following terms and conditions:

(a) Exercise Price. The Board of Directors or the Committee determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted. If the Common Stock is listed on any established stock exchange or a national market system, the fair market value shall be the closing sale price for such stock (or sale price for the last preceding date for which quotations exist if no sales were reported) on the date the option is granted. If the Common Stock is traded on the over-the-counter market, the fair market value shall be the closing sale price for such stock (or sale price for the last preceding date for which quotations exist if no sales were reported) on the date the option is granted.

(b) Form of Consideration. The means of payment for shares of Common Stock issued upon exercise of an option is specified in each option agreement and generally may be made, to the extent not prohibited by applicable law, by cash, check, promissory note, other shares of our Common Stock owned by the optionee, consideration received by us under a formal cashless exercise program, through an unrelated broker, that we have adopted, or by a combination thereof.

(c) Exercise of the Option. Each stock option agreement specifies the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Stock Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% stockholder, the term of the option shall be for no more than five years from the date of grant.

(d) Termination of Employment. If an optionee’s employment terminates for any reason (other than death or permanent disability), then all options held by such optionee under the Stock Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement (but not to exceed ninety days after the termination of his or her employment in the event of an incentive stock option) or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

(e) Disability. If an employee is unable to continue employment with us as a result of disability (as defined in the Stock Plan), then all options held by such optionee under the Stock Plan shall expire upon the earlier of (i) six months after the date of termination of the optionee’s employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

(f) Death. If an optionee dies while employed by us, his or her option shall expire upon the earlier of (i) 12 months after the optionee’s death and (ii) the expiration date of the option. The executors or other legal representative or the optionee may exercise all or part of the optionee’s option at any time before such expiration to the extent that such option was exercisable at the time of death.

(g) Nontransferability of Options. Unless determined otherwise by the Plan Administrator, during an optionee’s lifetime, his or her option(s) shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

(h) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee’s incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as non-statutory options.

(i) Other Provisions. The stock option agreement may contain such terms, provisions and conditions as are consistent with the Stock Plan as may be determined by the Board of Directors or Committee.

Adjustment upon Changes in Capitalization, Corporate Transactions. In the event that our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in our capital structure, appropriate proportional adjustments shall be made in the number and class of shares of capital stock subject to the Stock Plan, the number and class of shares of capital stock subject to any option outstanding under the Stock Plan, and the exercise price of any such outstanding option. Any such adjustment shall be made upon approval of the Board of Directors and, if required, our stockholders, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving us, the vesting and exercisability of all outstanding options shall be accelerated to twice the number of vested shares of Common Stock underlying such option immediately prior to such acceleration, and the remaining unvested options following such acceleration shall be assumed or substituted by the surviving entity. In the event that such outstanding options are not assumed or substituted, the exercisability of all outstanding options shall be accelerated. To the extent they have not been previously exercised, options shall terminate upon consummation of the proposed action.

Amendment, Suspensions and Termination of the Stock Plan. The Board of Directors may amend, suspend or terminate the Stock Plan at any time; provided, however, that we are required to obtain stockholder approval of any amendment to the extent necessary and desirable to comply with Section 422 of the Code or any other rule or statute requiring stockholder approval. In any event, the Stock Plan will terminate automatically in April 17, 2013.

New Plan Benefits

The Plan Administrator has full discretion to determine the number, type and value of options to be granted under the Stock Plan. Therefore, the benefits and amounts that will be received by each of the executive officers, directors or employees are not determinable. The table below sets forth the number of options to purchase Common Stock granted under the Stock Plan to (1) the individual who served as our Chief Executive Officer during the fiscal year ended December 31, 2003; (2) the four other most highly compensated individuals who served as one of our executive officers during the fiscal year ended December 31, 2003 (the “Named Executive Officers”) and a former executive officer and (3) groups indicated therein through March 31, 2004 and the value of such options.

Name	Dollar Value (1)	Number of Options(2)
Gabriel B. Vegh	$0	500,000
William K. Wheeler	0	250,000
Victor J. Barajas	0	175,000
Eric K. Y. Chan	0	150,000
Marianne Baldwin	0	0
Ronald E. Bourquin (3)	0	0
All current executive officers (5 persons)	19,000	1,275,000
All current non-employee directors (4 persons)	0	0
All employees, excluding current executive officers (3 persons)	0	268,000

(1)	Represents the value of “in-the-money” options, or the excess, if any, of the closing price of the Common Stock on March 31, 2004, as reported by NASDAQ ($0.91), over the exercise price ($0.71—$1.24) of such options.
(2)	Includes all options granted under the Stock Plan, both “in-the-money” and “out-of-the-money” options, held at March 31, 2004.
(3)	Mr. Bourquin served as our Senior Vice President, Chief Financial Officer and Secretary until June 30, 2003.

Federal Tax Information

An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (a) the fair market value of the shares at the date of the option exercise and (b) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or one of our 10% stockholders. We will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All other options which do not quality as incentive stock options are referred to as non-statutory options. An optionee will not recognize any taxable income at the time he is granted a non-statutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who also is our employee will be subject to tax withholding by us. Upon resale of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. Subject to Section 162(m) of the Code, we will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a non-statutory option.

The foregoing is only a summary of the effect of federal income taxation upon the optionee and us with respect to the grant and exercise of options under the Stock Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee’s death or the income tax laws of any municipality, state or foreign country in which an optionee resides.

Vote Required

The approval the Stock Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 2.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors has approved an amendment to our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to (i) increase the total number of authorized shares to 155,000,000 from 130,000,000 shares and (ii) increase the number of authorized shares of Common Stock to 150,000,000 from 125,000,000. Our Board of Directors unanimously recommends that our stockholders approve this amendment.

As of the Record Date, 84,618,244 shares of our Common Stock were issued and outstanding. An additional 8,972,987 shares of Common Stock were reserved for future issuance under our stock plans, of which 7,928,243 shares were covered by outstanding options and 348,465 shares were available for future grant or purchase. Additionally, as of the Record Date, warrants to purchase 18,221,606 shares of Common Stock were issued and outstanding.

Our Board of Directors believes that the authorized shares of Common Stock remaining available for future issuance is not sufficient to enable us to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, our Board of Directors believes that it is in our best interests to increase the number of authorized shares of Common Stock as described above. Our Board of Directors also believes that the availability of such shares will provide us with the flexibility to issue Common Stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financings, acquisitions, strategic business relationships or stock dividends (including stock splits in the form of stock dividends). Further, our Board of Directors believes the availability of additional shares of Common Stock will enable us to attract and retain talented employees through the grant of stock options and other stock-based incentives. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for a stockholder who does not purchase additional shares to maintain his or her pro rata interest, on his or her percentage voting power.

If Proposal 3 is approved, the authorized shares of Common Stock in excess of those issued and outstanding, shares of Common Stock reserved for issuance under our stock plans and shares issuable upon the exercise of outstanding options and warrants to purchase Common Stock, is estimated to be 38,187,163 shares. Those shares will be available for issuance at such times and for such corporate purposes as our Board of Directors may deem advisable without further action by our stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. We do not presently have any plans to issue any of the excess shares. However, upon issuance, such shares of Common Stock will have the same rights as the outstanding shares of Common Stock. Holders of our Common Stock do not have preemptive rights.

Our Board of Directors does not intend to issue any Common Stock except on terms which our Board of Directors deems to be in our best interests and in the best interests of our then-existing stockholders.

Our Board of Directors does not recommend this proposed amendment with the intent to use the ability to issue additional Common Stock to discourage tender offers or takeover attempts. However, the availability of authorized Common Stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of us. The proposed amendment is not in response to any effort on the part of any party to accumulate material amounts of Common Stock or to acquire control of us by means of merger, tender offer, proxy contest or otherwise, or to change our management.

The text of the first paragraph of Paragraph A of Article IV of the Certificate of Incorporation, as it is proposed to be amended pursuant to this proposal, is as follows:

“This corporation is authorized to issue two classes of stock to be designated common stock (“Common Stock”) and preferred (“Preferred Stock”). The total number of shares which the Corporation is authorized to issue is One Hundred Fifty Five Million (155,000,000) shares. The number of shares of Common Stock authorized to be issued is One Hundred Fifty Million (150,000,000), par value $0.001 per share, and the number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000), par value $0.001 per share.”

Vote Required

The affirmative vote of the holders of a majority of our outstanding Common Stock is required to approve this Proposal 3. If approved by the stockholders, the proposed amendment to our Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which is expected the take place as soon as practicable after the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors is seeking stockholder ratification of the selection by the Audit Committee of the Board of Directors of BDO Seidman, LLP (“BDO Seidman”) to serve as our independent auditors for the fiscal year ending December 31, 2004. BDO Seidman served as our independent auditors with respect to the audit of our financial statements for the fiscal year ended December 31, 2003.

Stockholder ratification of the selection of BDO Seidman as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of BDO Seidman to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

Our former independent accountant, Ernst & Young LLP (“Ernst & Young”), informed us on October 17, 2003 that they would resign as our independent auditors effective upon the completion of the quarterly review of our fiscal quarter ended September 30, 2003.

The reports of Ernst & Young on our financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that Ernst & Young’s reports on our financial statements for the fiscal years ended December 31, 2002 and December 31, 2001 each contained an explanatory paragraph related to our ability to continue as a going concern. In connection with its audits for each of the two most recent fiscal years and through October 17, 2003, there have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference thereto in their report on the financial statement for such years. During the two most recent fiscal years and through October 17, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

On December 22, 2003, we engaged BDO Seidman as the our principal independent accountants to audit our financial statements. The engagement of the BDO Seidman was approved by our Audit Committee on December 11, 2003.

Neither we nor anyone engaged on our behalf has consulted with BDO Seidman during our two most recent fiscal years nor during any subsequent interim period prior to BDO Seidman’s appointment as auditor for the fiscal year 2003 audit regarding (i) the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any other matters or reportable events as set forth in Items 304(a)(2)(i) and 304(a)(2)(ii) of Regulation S-K.

A representative of BDO Seidman is expected to attend the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 4

FEES TO INDEPENDENT AUDITORS

Principal Accounting Firm Fees

	2003		2002
Audit	$138,000	(1)	$196,525
Audit Related(2)	11,200		18,850
Tax(3)	—		—
Miscellaneous(4)	16,847		22,050

Total	$166,047		$237,425

(1)	Includes $48,000 fees paid to Ernst & Young LLP up through their resignation following their review of our quarterly report on Form 10-Q for the period ended September 30, 2003. Includes $90,000 to our current auditor, BDO Seidman, LLP, for the fiscal year 2003 year-end audit.
(2)	Includes accounting costs associated with filing multiple registration statements on Form S-3 and Form S-8.
(3)	Costs to prepare tax returns by Mohler, Nixon and Williams, and not by principal accounting firm.
(4)	Includes various analysis costs including severance, executive compensation, market, equity practices as well as various consultations.

Pre-Approval Policies and Procedures

Our Audit Committee approves the terms and fees of all audit and permissible non-audit services by our independent auditors in advance of the provision of any such services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 31, 2004 by: (1) each person known by us to be a beneficial owner of five percent or more of our Common Stock, (2) each of our directors, (3) each of our executive officers and a former officer named in the Summary Compensation Table set forth herein and (4) all current directors and executive officers as a group.

PRINCIPAL STOCKHOLDERS

Name and Address	Number of Shares	Percent of Total Shares Outstanding(1) (2)

Gabriel B. Vegh (3) (4)	1,182,324	1.38%

Phillip C. Radlick, Ph.D. (3)	488,610	*

Rodolfo C. Quijano, Ph.D. (3)	66,666	*

Jesse D. Erickson (3)	63,666	*

Lawrence J. Siskind (3)	62,666	*

William Wheeler (3)	610,000	*

Eric K. Y. Chan, Ph.D. (3)	281,428	*

Victor J. Barajas (3)	414,513	*

Marianne Baldwin (3)	156,010	*

Ronald E. Bourquin (3)(5)	777,828	*

All current directors and executive officers as a group (10 persons) (6)	3,386,995	3.86%

*	Less than one percent.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC. In determining the number of shares beneficially owned by a person, options or warrants to purchase common stock held by that person that are currently exercisable, or become exercisable within 60 days following March 31, 2004, are deemed outstanding; however, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. We believe that all of the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.
(2)	As of March 31, 2004, 84,618,244 shares of common stock were issued and outstanding.
(3)	The amounts shown include shares of common stock which may be acquired currently or within 60 days of March 31, 2004 through the exercise of options, as follows: Mr. Vegh, 1,043,183 shares; Dr. Radlick, 487,610 shares; Dr. Quijano, 66,666 shares; Mr. Erickson, 62,666 shares; Mr. Siskind, 62,666 shares; Mr. Wheeler, 544,185 shares; Mr. Bourquin, 754,553 shares; Dr. Chan, 254,677 shares; Mr. Barajas, 317,538 shares; and Ms. Baldwin, 150,582 shares.
(4)	Includes 136,141 shares of common stock held by Mr. Vegh and his wife, Kathleen G. Vegh, tenants in common and 3,000 shares held in a retirement account for the benefit of Mr. Vegh’s spouse.
(5)	Mr. Bourquin served as our Senior Vice President, Chief Financial Officer and Secretary until June 30, 2003.
(6)	Includes 3,050,885 shares of common stock subject to stock options exercisable currently or within 60 days of March 31, 2004.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the compensation received for the fiscal years ended December 31, 2001, 2002 and 2003 by (1) the individual who served as our Chief Executive Officer during the fiscal year ended December 31, 2003; (2) the four other most highly compensated individuals who served as one of our executive officers during the fiscal year ended December 31, 2003 (the “Named Executive Officers”); and (3) a former executive officer whose salary and bonus for the fiscal year ended December 31,. 2003 was in excess of $100,000.

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long-Term Compensation Awards
Name & Principal Position	Fiscal Year	Salary (1)		Bonus (2)		Other Annual Compen- sation	Securities Underlying Options/SARs (#)	All Other Compensation (4)

Gabriel B. Vegh Chief Executive Officer and Chairman of the Board of Directors	2003 2002 2001	$ $ $	285,574 271,612 220,001	$ $ $	50,000 85,000 75,000	— — —	500,000 500,000 500,000	$ $ $	4,925 4.486 3,749

William K. Wheeler President and Chief Operating Officer	2003 2002 2001	$ $ $	259,610 249,534 223,364	$ $ $	25,000 50,000 75,000	— — —	250,000 380,000 319,479	$ $ $	2,500 2,475 1,241

Victor J. Barajas Senior Vice President, Operations	2003 2002 2001	$ $ $	191,074 183,997 162,428	$ $ $	30,000 35,000 35,000	— — —	175,000 256,000 173,129	$ $ $	370 343 284

Eric K.Y. Chan, Ph.D. Vice President, Product Development	2003 2002 2001	$ $ $	186,926 180,000 170,460	$ $ $	25,000 25,000 25,000	— — —	150,000 150,000 162,240	$ $ $	600 372 348

Marianne Baldwin Vice President, Worldwide Regulatory and Quality	2003 2002 2001	$ $ $	150,574 144,997 116,142	$ $ $	0 50,000 35,000	—	0 143,000 89,851	$ $ $	1,780 1,788 881

Ronald E. Bourquin Former Senior Vice President, Chief Financial Officer and Secretary	2003 2002 2001	$ $ $	147,111 224,071 197,071	$ $ $	0 30,000 55,000	— — —	0 280,000 275,853	$ $ $	112,497 1,751 1,599	(3)

(1)	Includes amounts deferred under the Company’s 401(k) plan.
(2)	Amounts paid as bonuses for services rendered are reported for the year in which they were earned even if they were paid in the following year. Previously we reported bonus amounts in the year they were paid rather than the year in which they were earned
(3)	Includes amounts paid in connection with Mr. Bourquin’s separation agreement. Mr. Bourquin served as Senior Vice President, Chief Financial Officer and Secretary until June 30, 2003. See “Employment and Change in Control Agreements” for information concerning Mr. Bourquin’s separation agreement.
(4)	Includes life insurance premiums and sport club discounts paid in each fiscal year.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table summarizes stock option grants during fiscal year 2003 to our Chief Executive Officer, our other Named Executive Officers and a former executive officer.

	Number of Shares Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal 2002 (2)	Exercise or Base Price per Share (3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
Name					5%	10%
Gabriel B. Vegh	500,000	22.78%	$1.03	03/05/2013	$331,618	$897,293
William K. Wheeler	380,000	17.31%	$1.03	03/05/2013	$252,030	$681,943
Victor J. Barajas	256,000	11.66%	$1.03	03/05/2013	$169,788	$459,414
Eric K. Y. Chan, Ph.D.	150,000	6.83%	$1.03	03/05/2013	$99,485	$269,188
Marianne Baldwin	143,000	6.51%	$1.03	03/05/2013	$94,843	$256,626
Ronald E. Bourquin (5)	280,000	12.76%	$1.03	03/05/2013	$185,706	$502,484

(1)	These options vest in equal monthly installments over a four-year period commencing on the date of grant, except that no options are exercisable or vested for the first 6 months after the date of grant.
(2)	We granted stock options representing 2,195,000 shares of our Common Stock to employees in the last fiscal year.
(3)	The exercise price of each option was equal to 100% of the fair market value of the Common Stock on the date of grant.
(4)	The potential realizable value of each grant of options has been calculated, pursuant to the regulations promulgated by the SEC, assuming that the market price of the Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of 5% and 10%, respectively. These values do not represent our estimate or projection of future Common Stock value. There can be no assurance that any of the value reflected in the table will be achieved.
(5)	Mr. Bourquin served as our Senior Vice President, Chief Financial Officer and Secretary until June 30, 2003. Mr. Bourquin’s separation agreement provides for the vesting in full of all options held by Mr. Bourquin as of June 30, 2003, and that all such options shall remain exercisable until September 30, 2004.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information with respect to stock options exercised by our Chief Executive Officer, our other Named Executive Officers and a former executive officer during the fiscal year ended December 31, 2003. In addition, the table sets forth the number of shares covered by stock options as of the fiscal year ended December 31, 2003 and the value of “in-the-money” stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended December 31, 2003.

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options/SARs at Fiscal Year End (#) Exercisable/ Unexercisable (1)	Value of Unexercised In-the-Money Options/SARs at Fiscal Year End Exercisable/ Unexercisable (2)
Gabriel B. Vegh	0	0	902,559 / 775,000	$ 83,125 / $30,875
William K. Wheeler	0	0	442,677 / 531,802	$ 31,172 / $11,578
Victor J. Barajas	2,858	$1,915	263,982 / 328,862	$ 14,547 / $ 5,403
Eric K.Y. Chan, Ph.D.	0	0	216,944 / 223,296	$ 10,391 / $ 3,859
Marianne Baldwin	0	0	117,994 / 194,857	$ 16,433 / $ 6,767
Ronald E. Bourquin (3)	0	0	789,554 / 0	$ 32,500 / 0

(1)	Includes those options for which the fair market value of the underlying securities at December 31, 2003 ($ 0.99 per share) is less than the exercise price.
(2)	Based on the $ 0.99 per share closing price of the Company’s Common Stock on the Nasdaq SmallCap Market on December 31, 2003, less the exercise price of the options.
(3)	Mr. Bourquin served as our Senior Vice President, Chief Financial Officer and Secretary until June 30, 2003. See “Employment and Change in Control Agreements” for information concerning Mr. Bourquin’s separation agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of the end of December 31, 2003 with respect to compensation plans under which our equity securities are authorized for issuance. The table does not include shares that stockholders are being asked to approve under Proposal 2.

Plan Category (1)	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Performance Units A	Weighted-Average Exercise Price of Outstanding Options, Restricted Stock Units and Performance Units B	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans C
Equity compensation plans approved by security holders (2)	6,694,513	$0.99	2,394,099
Equity compensation plans not approved by security holders (3)	—	—	—

Total	6,694,513	$0.99	2,394,099

(1)	The table does not include information for our employee benefit plans and our subsidiaries intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code and foreign employee benefit plans which are similar to Section 401(a) plans.
(2)	Consists of four plans: the 2003 Stock Option Plan, the 1993 Stock Option Plan, the 1997 Director’s Stock Option Plan and the 1997 Employee Stock Purchase Plan.
(3)	We do not have any equity compensation plan not approved by security holders.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Mr. Vegh is party to an employment agreement dated August 30, 2000. The agreement provides for an initial salary of $220,000 for Dr. Vegh’s services as the President and Chief Executive Officer and accelerated vesting of all of Dr. Vegh’s options in the event of a change in control of the Company (as such term is defined in the agreement). In addition, Dr. Vegh is entitled to an annual bonus to be determined by the Board of Directors. In the event Dr. Vegh is terminated due to a “change in control” of the Company or, for other than for “good cause” (both terms as defined in the agreement), Dr. Vegh will receive his salary for six months, one half the prior year’s bonus and our standard fringe benefits for six months.

Mr. Wheeler is party to an employment agreement dated August 30, 2000. The agreement provides for an initial salary of $175,000 and accelerated vesting of all of Mr. Wheeler’s options in the event of a “change in control” of the Company (as such term is defined in the agreement). In addition, Mr. Wheeler is entitled to an annual bonus to be determined by the Board of Directors. In the event Mr. Wheeler is terminated due to a “change in control” of the Company or, for other than for “good cause” (both as defined in the agreement), Mr. Wheeler will receive his salary for six months, one half the prior year’s bonus and our standard fringe benefits for six months.

Mr. Chan is party to an employment agreement dated August 30, 2000. The agreement provides for an initial salary of $175,000 and accelerated vesting of all of Mr. Chan’s options in the event of a “change in control” of the Company (as such term is defined in the agreement). In addition, Mr. Chan is entitled to an annual bonus to be determined by the Board of Directors. In the event Mr. Chan is terminated due to a “change in control” of the Company or, for other than “good cause” (both as defined in the agreement), Mr. Chan will receive his salary for six months, one half the prior year’s bonus and our standard fringe benefits for six months.

Mr. Barajas is party to an employment agreement dated August 30, 2000. The agreement provides for an initial salary of $150,000 and accelerated vesting of all of Mr. Barajas’ options in the event of a “change in control” of the Company (as such term is defined in the agreement). In addition, Mr. Barajas is entitled to an annual bonus to be determined by the Board of Directors. In the event Mr. Barajas is terminated due to a “change in control” of the Company or, for other than for “good cause” (both as defined in the agreement), Mr. Barajas will receive his salary for six months, one half the prior year’s bonus and our standard fringe benefits for six months.

We entered into a separation agreement with Mr. Bourquin in September 2003 that provides for the payment to Mr. Bourquin of the base salary he earned as Chief Financial Officer through September 30, 2004, less applicable deductions and withholdings. Additionally, the agreement provides for the vesting in full of all options held by Mr. Bourquin as of June 30, 2003, and that all such options will remain exercisable until September 30, 2004.

CERTAIN TRANSACTIONS

In December 1997, we entered into a $300,000 note receivable agreement with Phillip C. Radlick, Ph.D., one of our Directors and then President and Chief Executive Officer to facilitate the purchase of a principal residence in the Bay Area. The note bears interest at the minimum Applicable Federal Rate of 6.45% at the time the note was issued and is due and payable in a single lump sum forty-eight months from the note date. In August 2001, the Board of Directors amended Dr. Radlick’s agreement to extend this loan until the first of (i) the date that Dr. Radlick no longer serves as a member of our Board of Directors, (ii) the date when Dr. Radlick sells this house and (iii) December 16, 2005. As security for the note, Dr. Radlick granted us a security interest in his vested stock options. At December 31, 2003, the balance of the loan is approximately $390,475, including approximately $111,975 of accrued interest.

In June 2000, we entered into a note receivable agreement with William Wheeler, our President and Chief Operating Officer, to facilitate the purchase of a principal residence in the Bay Area. The note calls for an initial payment by us of $142,500 with an additional $5,000 per month up to a maximum of $300,000. The note bears interest at the minimum Applicable Federal Rate of 6.42% at the time the note was issued and is due and payable in a single lump sum sixty months from the note date. The Board of Directors amended Mr. Wheeler’s agreement by granting Mr. Wheeler a $75,000 bonus in May 2001 in lieu of further additional monthly payments to him. As security for the note, Mr. Wheeler granted us a security interest in his vested stock options. At December 31, 2003, the balance of the loan is approximately $235,046, including approximately $42,546 of accrued interest.

We have entered into indemnification agreements with our officers and directors containing provisions which may require us, among other things, to indemnify our officers and directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We believe that the foregoing transactions were in our best interests. It is our current policy that all transactions by us with officers, directors, 5% stockholders or their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors (or the Audit Committee of our Board of Directors as required under applicable laws and listing standards), and are on terms no less favorable to us than could be obtained from unaffiliated parties.

The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to our executive officers during the fiscal year ended December 31, 2003. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and our compensation plans, as well as the specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive’s compensation contingent upon our performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of two elements: (1) base salary, which reflects individual performance and expertise, and (2) long-term stock-based incentive awards, which are designed to strengthen the mutual interests of the executive officers and our stockholders. Additionally, some executives are eligible for variable bonus awards payable in cash which are tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for us.

The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with us for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary may be adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure. Our performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific Company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

Long-Term Incentive Compensation

We have utilized our stock option plan to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake in us and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual’s position in our organization, his or her performance and responsibilities and internal comparability considerations.

To date, each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of our Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

Gabriel B. Vegh has served as our Chief Executive Officer since June 2000. His base salary for fiscal 2003 was $285,000. Additional compensation paid to Mr. Vegh included a stock option grant and a bonus based on his performance to objectives as set by the Board of Directors.

The factors discussed above in “Base Salary,” “Cash-Based Incentive Compensation,” and “Long-Term Incentive Compensation” were applied by the Compensation Committee in establishing the amount of Mr. Vegh’s salary, stock options grant and bonus. Mr. Vegh did not participate in any decisions related to his compensation. Significant factors the Compensation Committee considered in establishing Mr. Vegh’s compensation included his individual performance, the achievement of specific objectives, and the compensation of chief executive officers of other companies in the medical device industry, taking into account relative company size and stage of development. The Compensation Committee felt that Mr. Vegh’s performance and effort contributed to our progress over the last year and exercised its judgment in awarding the salary and bonus shown in the Summary Compensation Table.

Deductibility of Executive Compensation

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by us to each of our executive officers is expected to be below $1 million and the Committee believes that options granted under our 1993 Stock Option Plan and our 2003 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to us with respect to the compensation of our executive officers. It is the Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, we may from time to time pay compensation to its executive officers that may not be deductible.

Compensation Committee

Jesse D. Erickson

Phillip C. Radlick, Ph.D.

The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Mr. Jesse D. Erickson, Dr. Rodolfo C. Quijano and Mr. Lawrence J. Siskind. All members of the Audit Committee meet the independence standards of the NASD listing requirements. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of our quality and integrity of our accounting, auditing and financial reporting practices.

Our management is responsible for the financial statements and reporting process, including the system of internal controls. Our independent auditors are responsible for performing an audit of our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee oversees and reviews these processes and has reviewed and discussed the financial statements with management and our independent auditors. The members of the Audit Committee are not, however, our employees, and are not providing any expert assurance or professional certification regarding our financial statements.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to that firm’s independence.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, the Audit Committee, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed with our management and our independent auditors the processes used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to be filed with and accompany our periodic filings with the SEC.

Based upon Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors include the audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC. The Audit Committee also recommended the selection, subject to stockholder approval, of the independent auditors and the Board of Directors concurred in such recommendation.

Audit Committee

Jesse D. Erickson

Rodolfo C. Quijano, Ph.D., M.D.

Lawrence J. Siskind

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return data for the our stock since December 31, 1998 to the cumulative return over such period of (1) Cardima, Inc., (2) the Nasdaq Medical Products Index and (3) the Nasdaq National Market U.S. Composite Index. The graph assumes that $100 was invested on December 31, 1998 in our Common Stock and in each of the comparative indices, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF FISCAL YEAR CUMULATIVE TOTAL RETURN

AMONG CARDIMA, INC., NASDAQ MEDICAL PRODUCTS INDEX

AND NASDAQ NATIONAL MARKET U.S. COMPOSITE INDEX

Comparison of Cumulative Total Return

The information contained in the Stock Performance Graph shall not be deemed to be “soliciting material” or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03
Cardima, Inc.	$100.00	$67.44	$9.30	$84.09	$33.49	$36.84
Nasdaq Composite	100.00	186.44	112.66	88.89	61.17	92.26
Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors	100.00	121.11	124.94	137.25	111.09	164.29

Assumes $100 invested on December 31, 1998 in stock or index, including reinvestment of dividends to the fiscal year ending December 31, 2003.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

Proposals of stockholders submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented for consideration at our 2005 Annual Meeting of Stockholders must be received by us not later than [                    ] in order to be considered for inclusion in our proxy materials for that meeting.

Our Bylaws also establish an advance notice procedure with respect to certain stockholder proposals and director nominations. If a stockholder wishes to have a stockholder proposal considered at our next annual meeting, the stockholder must give timely notice of the proposal in writing to our Secretary. To be timely, a stockholder’s notice of the proposal must be delivered to, or mailed and received at our executive offices not less than 30 days nor more than 60 days prior to the proposed date of our 2005 Annual Meeting of Stockholders; provided, however, that if less than 65 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice of the proposal to be timely must be received no later than the 15th day following the day on which such notice of the date of the annual meeting is mailed or public disclosure of the meeting date is given.

OTHER MATTERS

Our Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 IS BEING FURNISHED TO EACH STOCKHOLDER WITH THIS PROXY STATEMENT. IF NECESSARY, WE WILL MAIL AN ADDITIONAL COPY, WITHOUT CHARGE, TO ANY STOCKHOLDER UPON WRITTEN REQUEST OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, 47266 BENICIA STREET, FREMONT, CALIFORNIA, 94538-7330.

By Order of the Board of Directors,

/s/ Barry D. Michaels

Barry D. Michaels

Interim Chief Financial Officer and Secretary

Fremont, California

CARDIMA, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 20, 2004

The undersigned stockholder of Cardima, Inc. (the “Company”) acknowledges receipt of Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated [April         , 2004], and the undersigned revokes all prior proxies and appoints Gabriel B. Vegh and Barry D. Michaels, or each of them, proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held at the principal executive offices of the Company, located at 47266 Benicia Street, Fremont, California 94538, at 11:00 a.m. local time on May 20, 2004, and any postponement or adjournment thereof, and instructs said proxies to vote as follows:

1.	ELECTION OF DIRECTORS:

☐	FOR each of the nominees listed below (except as marked to the contrary below)

☐	WITHHOLD AUTHORITY to vote for the nominees for director listed below:

Gabriel B. Vegh

Jesse D. Erickson

Rodolfo C. Quijano, Ph.D., M.D.

Phillip C. Radlick, Ph.D.

Lawrence J. Siskind

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.	TO APPROVE THE AMENDMENT AND RESTATEMENT OF OUR 2003 STOCK OPTION PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT AUDITORS

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

CARDIMA, INC. BOARD OF DIRECTORS PROXY Annual Meeting of Stockholders May 20, 2004

Dated this day of , 2004

(Signature of Stockholder)

(Signature of Stockholder)

Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder must sign.

Please Mark, Sign, Date and Mail This Proxy Card Promptly, Using the Enclosed Envelope.